KELLEY DRYE & WARREN LLP
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                              281 Tresser Boulevard
                             Stamford, CT 06901-3229

                                 (203) 324-1400






                                  June 25, 1997




3DX Technologies Inc.
12012 Wickchester, Suite 250
Houston, Texas  77079

Dear Sirs:

            We are acting as counsel to 3DX Technologies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,004,937 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), which are to be issued pursuant to the Company's 1994 Stock Option Plan, as amended (the "Plan").

            In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plan;
(ii) an executed copy of the Registration Statement; (iii) the Company's Restated Certificate of Incorporation, as amended; (iv) the Company's Second Amended and Restated By-laws, as amended; (v) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company and we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company.

3DX Technologies Inc.
June 25, 1997
Page 2


            Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, moratorium or other similar federal or state law affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws), (ii) providing for specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any law of any jurisdiction other than laws of the States of Delaware and New York and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances or changes in law which may occur after the date hereof.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

            This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                    Very truly yours,

                                    KELLEY DRYE & WARREN LLP



                                    By: /S/ JAY R. SCHIFFERLI
                                        -----------------------------------
                                        A Member of the Firm